UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	HEES	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On May 24, 2021, the Board of Directors (the “Board”) of H&E Equipment Services, Inc. (the “Company”) appointed Mary Pat Thompson as a director of the Company. Ms. Thompson previously served on the Board from September 2019 to March 2021. Ms. Thompson will serve as a member on the Company’s Audit Committee and on the Company’s Corporate Governance and Nominating Committee.

Ms. Thompson, age 58, has served as Chief Financial Officer and Treasurer of Taronis Fuels, Inc. (“Taronis”), a renewable fuel and power generation company, since April 2021, and has served as a consultant at Bruckmann, Rosser, Sherrill & Co., a private equity firm, since 2019. Ms. Thompson previously served as the Chief Financial Officer and Treasurer of Taronis from November 2020 to December 2020 and as a director of Taronis during December 2020, and as Senior Vice President of Finance and Administration and Chief Financial Officer of MWI Animal Health from August 2005 through her retirement in October 2018, with oversight of finance, inventory management, information technology, and human resources. Ms. Thompson also served as Vice President, Secretary and Chief Financial Officer of MWI Animal Health from June 2002 to August 2005. Since 2015, she has served on Zion’s Bank Business Advisory Board and the San Francisco Reserve’s 12th District Economic Advisory Council, where she was Chairperson for 2019. Additionally she serves on the boards of Regence Blueshield of Idaho and the University of Idaho’s College of Business and Economics Advisory Board, and is past President of the American Veterinary Distributers Association and the 2019 recipient of the Sundance Film Festival Women’s Leadership Award. Ms. Thompson graduated Summa Cum Laude from the University of Idaho with a B.S. in accounting and is a licensed Certified Public Accountant in Idaho.

There are no arrangements or understandings between Ms. Thompson and any other persons pursuant to which Ms. Thompson was selected as a director of the Company. Ms. Thompson does not have any direct or indirect material interest in any transaction requiring the disclosure of the information required by Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Ms. Thompson is a party or in which she participates that is entered into, or material amendment in connection with the triggering event, or any grant or award to Ms. Thompson or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are also no family relationships between Ms. Thompson and any director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021	By:	/s/ Leslie S. Magee
Leslie S. Magee Chief Financial Officer